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         EXHIBIT 99.2 FOR OF SUBSCRIPTION AGREEMENT FOR PUBLIC OFFERING

                             SUBSCRIPTION AGREEMENT


Tri-State 1st Bank, Inc.
16924 St. Clair Avenue
P.O. Box 796
East Liverpool, Ohio 43920


Gentlemen:

     The undersigned hereby subscribes for and agrees to purchase the number of shares of common stock, no par value (the "Shares"), of TRI-STATE 1ST BANK, INC., an Ohio corporation (the "Company"), indicated below. The undersigned has executed and delivered this Subscription Agreement in connection with the Company's offering of Shares described in its Prospectus dated _____________, 1999. (Such Prospectus, including any amendments and supplements thereto, is herein called the "Prospectus.")

     The undersigned agrees to purchase the Shares subscribed for herein for the purchase price of $27.00 per share and deliver to the Company a check made payable to "Tri-State 1st Bank, Inc." in an amount equal to the aggregate purchase price of all Shares purchased.

     The undersigned acknowledges receipt of a copy of the Prospectus.

     The undersigned acknowledges that the Company may accept in full the undersigned's subscription, accept the undersigned's subscription for some but not all of the Shares subscribed for herein, or completely reject the undersigned's subscription. The undersigned agrees to deliver payment for the Shares subscribed for herein for which the subscription is accepted by the Company immediately upon call by the Company.

_________________________________        ___________________________________
Number of Shares Subscribed              Please PRINT OR TYPE exact name(s)
                                         to which the undersigned desires shares
                                         to registered

The undersigned certifies that I am a    ___________________________________
resident of ______________________       Signature of Subscriber
             (insert state here)
                                         ___________________________________
                                         Signature of Joint Subscriber, if any


            DO NOT SEND PAYMENT FOR SUBSCRIPTION PRICE AT THIS TIME